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                                                                    EXHIBIT 99.5

[SECURITY BENEFIT(SM) LOGO]                THIRDFED VARIABLE ANNUITY APPLICATION

ISSUED BY SECURITY BENEFIT LIFE INSURANCE COMPANY. QUESTIONS? CALL OUR NATIONAL SERVICE CENTER AT 1-800-888-2461.

INSTRUCTIONS

Fill out the entire form to establish a new ThirdFed Variable Annuity contract. Please type or print.

1. CHOOSE TYPE OF ANNUITY CONTRACT

Please select one annuity type: [ ] Non-Qualified [ ]403(b) TSA [ ] Traditional IRA [ ] Roth IRA

Initial Contribution $___________________________ (Payable to Security Benefit)

FOR IRAs ONLY: Current Year $_________________ Prior Year $_____________________
Rollover $___________________

2. PROVIDE ANNUITANT INFORMATION

Name of Annuitant __________________________________________ [ ] Male [ ] Female
                  First                 MI              Last

Mailing Address ________________________________________________________________
                Street Address       City         State                 ZIP Code

Social Security Number/Tax I.D. Number ______________ Date of Birth ____________
                                                                    (mm/dd/yyyy)

Daytime Phone Number ___________________ Home Phone Number _____________________

Residential Address ___________________________ ________________________________
(if different from mailing address)    Street    Address  City  State  ZIP  Code

3. PROVIDE CONTRACTOWNER INFORMATION

[ ] Same as annuitant

Name of Contractowner ______________________________________ [ ] Male [ ] Female
                      First            MI               Last

Mailing Address ________________________________________________________________
                Street Address             City          State          ZIP Code

Social Security Number/Tax I.D. Number ______________ Date of Birth ____________
                                                                    (mm/dd/yyyy)

Daytime Phone Number __________________ Home Phone Number ______________________

Residential Address ____________________________________________________________
(if different from mailing address)   Street Address   City     State   ZIP Code

4. PROVIDE JOINT OWNER INFORMATION

Name of Joint Owner ________________________________________ [ ] Male [ ] Female
                    First               MI           Last

Mailing Address ________________________________________________________________
                Street Address        City           State              ZIP Code

Social Security Number/Tax I.D. Number ______________ Date of Birth ____________
                                                                    (mm/dd/yyyy)

Daytime Phone Number _______________________ Home Phone Number ________________

Residential Address ___________________________________________________________
(if different from mailing address)   Street Address   City    State  ZIP Code

                                                       ThirdFed 15-95020-00(1/4)
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5. PROVIDE PRIMARY AND CONTINGENT BENEFICIARY(ies)

For additional Primary Beneficiaries, please attach a separate list to the end of this application.

PRIMARY BENEFICIARY NAME         DOB (mm/dd/yyyy)        RELATIONSHIP TO OWNER       % OF BENEFIT
------------------------         ----------------        ---------------------       ------------
1.______________________         ________________        _____________________       ____________
2.______________________         ________________        _____________________       ____________
3.______________________         ________________        _____________________       ____________
4.______________________         ________________        _____________________       ____________

For additional Contingent Beneficiaries, please attach a separate list to the end of this application.

CONTINGENT BENEFICIARY NAME      DOB (mm/dd/yyyy)        RELATIONSHIP TO OWNER       % OF BENEFIT
---------------------------      ----------------        ---------------------       ------------
1.______________________         ________________        _____________________       ____________
2.______________________         ________________        _____________________       ____________

6. CHOOSE OPTIONAL RIDERS

Please select one:

[ ] 5 Year Guaranteed Minimum Accumulation Benefit

[ ] 10 Year Guaranteed Minimum Accumulation Benefit

[ ] None of the above

7. INDICATE INVESTMENT DIRECTIONS

If you select a GMAB Rider, you must allocate a minimum percentage of your Purchase Payments to the Fixed Account* or the other options will be reduced pro rata (including the DCA Plus Account) to meet the minimum requirement. Your representative will provide the minimum percentage that must be allocated to the Fixed Account. You can change your investment directions at any time subject to the minimum percentage at that time.

You may allocate a portion of your initial Purchase Payment not allocated to the Fixed Account, to the DCA Plus Account. Allocations to the DCA Plus Account do not count towards the Fixed Account minimum percentage.

DCA Plus** $_______________________ or ____________ %. The first transfer will be effective on the first monthly anniversary of the date the Purchase Payment is allocated to the DCA Plus Account, and each additional transfer will occur on each subsequent monthly anniversary during the DCA Plus Period.

Please select the DCA Plus Account Period: [ ] 12 months [ ] 6 months

Indicate your investment preferences below. Please use whole percentages totaling 100%.

                                            INVESTMENT DIRECTIONS
                                            (Current and Future)                **DCA PLUS ACCOUNT DIRECTIONS
*Fixed Account                                  ______________%                         Not Available

PIMCO VIT All Asset                             ______________%                         ______________%

Oppenheimer Balanced/VA                         ______________%                         ______________%

Van Kampen UIF Equity & Income                  ______________%                         ______________%

SBL Managed Asset Allocation                    ______________%                         ______________%

MFS VIT Total Return                            ______________%                         ______________%

SBL Money Market                                ______________%                         ______________%

                                                MUST TOTAL 100%                         MUST TOTAL 100%

                                                       ThirdFed 15-95020-00(2/4)

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8. PROVIDE REPLACEMENT INFORMATION

Do you currently have any existing annuity or insurance policies? [ ] Yes [ ] No

Does this proposed contract replace or change any existing annuity or insurance policy? [ ] Yes [ ] No

If Yes, please list the company and policy number.

Company Name _______________________ Policy Number_________________________

9. SET UP ELECTRONIC PRIVILEGES

Transactions may be requested via telephone, internet, or other electronic means by the Owner and/or servicing sales representative based on instructions of the Owner.

[ ] I do NOT wish to authorize electronic privileges.

10. STATEMENT OF UNDERSTANDING

I have been given a current prospectus that describes the Contract for which I am applying and a current prospectus for each of the funds underlying Investment Options above. I UNDERSTAND THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE INVESTMENT OPTIONS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk unless some of my funds are placed in the Fixed Account.

If my annuity contract qualifies under Section 403(b), I declare that I know:
(1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid.

[ ] Check this box to receive a Statement of Additional Information.

11. PROVIDE SIGNATURE

My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

TAX IDENTIFICATION NUMBER CERTIFICATION

INSTRUCTIONS: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); AND (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; AND (3) I am a U.S. Person (including a U.S. Resident Alien).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

FOR FLORIDA RESIDENTS: BY SIGNING BELOW YOU ACKNOWLEDGE THAT YOU HAVE READ THE FLORIDA FRAUD STATEMENT.

X ______________________________________________  ______________________________
  Signature of Owner           Date (mm/dd/yyyy)       Signed at (City/State)

X ______________________________________________
  Signature of Joint Owner     Date (mm/dd/yyyy)

                                                       ThirdFed 15-95020-00(3/4)
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REGISTERED REPRESENTATIVE/DEALER INFORMATION

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

[ ] No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in Statement above. I have complied with the requirements for disclosure and/or replacement.

[ ] Yes. If Yes, please comment below. (Submit a copy of the Replacement Notice with this application and leave with the applicant a copy of any written material presented to the applicant.)

Comments: ___________________________________________________________________

_____________________________________________________________________________

Print Name of Representative ________________________________________________

x ___________________________________________________________________________
  Signature of Representative                               Date (mm/dd/yyyy)

Address ______________________________________________________________________
        Street Address             City          State             ZIP Code

Daytime Phone Number ________________________ Email Address __________________

Representative License I.D. Number ___________________________________________

Print Name of Broker/Dealer __________________________________________________

STATE FRAUD DISCLOSURES

OH ONLY - Any person who, knowingly and with intent to defraud any Insurance Company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

FL ONLY - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

      Mail to: Security Benefit - PO Box 750497 - Topeka, KS 66675-0497 or
                             Fax to: 1-785-368-1772
                   Visit us online at www.securitybenefit.com

                                                       ThirdFed 15-95020-00(4/4)